As filed with the Securities and Exchange Commission on February 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2301135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of Principal Executive Offices)	(Zip Code)

ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan

(Full title of the plan)

Randall E. Curran

Chief Executive Officer

ITC^DeltaCom, Inc.

7037 Old Madison Pike

Huntsville, Alabama 35806

(Name and address of agent for service)

(256) 382-5900

(Telephone number, Including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

(703) 610-6100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01	3,300,000	$3.40	$11,220,000	$441

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan, may become subject to such plan.

(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the common stock on February 8, 2008, as reported by the OTC Bulletin Board.

EXPLANATORY NOTE

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 filed by ITC^DeltaCom, Inc. (the “Registrant”) relating to shares of the Registrant’s common stock issuable pursuant to the ITC^DeltaCom, Inc. Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”): (i) Registration Statement No. 333-139202, filed by the Registrant on December 8, 2006; (ii) Registration Statement
No. 333-111329, filed by the Registrant on December 18, 2003; and (iii) Registration Statement No. 333-101007, filed by the Registrant on November 5, 2002. This Registration Statement, which is being filed to register an additional 3,300,000 shares of common stock for issuance pursuant to the Stock Incentive Plan, consists of the facing page, this page, other required information, and required opinions, consents and other exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this registration statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b)	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

(c)	Current Reports on Form 8-K filed with the SEC on February 12, 2007, June 14, 2007, July 20, 2007, August 1, 2007, August 6, 2007, December 7, 2007, December 20, 2007, December 27, 2007, January 29, 2008 and February 12, 2008.

(d)	Description of the Registrant’s common stock contained in its registration statement on Form 8-A filed with the SEC on October 29, 2002, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequent filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The Registrant herewith files the exhibits identified below:

Exhibit No.	Description of Exhibit

4.1	Specimen representing the Common Stock, par value $0.01 per share, of ITC^DeltaCom.Inc. Filed as Exhibit 4 to the Registration Statement on the Form 8-A dated October 29, 2002 of ITC^DeltaCom, Inc. and incorporated herein by reference.

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1	Consent of BDO Seidman, LLP regarding the financial statements of ITC^DeltaCom, Inc.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).

Item 9.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, Alabama, on this 12th day of February, 2008.

ITC^DELTACOM, INC.

By:	/s/ RANDALL E. CURRAN
Randall E. Curran
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of February 12, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer, Director (Principal Executive Officer)

/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ JOHN ALMEIDA, JR. John Almeida, Jr.	Director

/s/ JOHN J. DELUCCA John J. DeLucca	Director

/s/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/s/ MICHAEL E. LEITNER Michael E. Leitner	Director

/s/ R. GERALD MCCARLEY R. Gerald McCarley	Director

/s/ THOMAS E. MCINERNEY Thomas E. McInerney	Director

/S/ SANJAY SWANI Sanjay Swani	Director

/S/ PHILIP M. TSENG Philip M. Tseng	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Specimen representing the Common Stock, par value $0.01 per share, of ITC^DeltaCom.Inc. Filed as Exhibit 4 to the Registration Statement on the Form 8-A dated October 29, 2002 of ITC^DeltaCom, Inc. and incorporated herein by reference.

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1	Consent of BDO Seidman, LLP regarding the financial statements of ITC^DeltaCom, Inc.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).